Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2023, in the Registration Statement on Form S-1 and related Prospectus of ContraFect Corporation for the registration of 7,034,883 shares of its common stock.

/s/ Ernst & Young LLP

Hartford, Connecticut

October 24, 2023